UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2013

MedClean Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-03125	21-0661726
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)

57 S Commerce Way

Suite 310

Bethlehem, Pennsylvania 18017

(Address of principal executive offices, including zip code)

(203) 798-1080

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders

On January 3, 2013, MedClean Technologies, Inc. (the “Corporation”) filed a certificate of designations, rights and preferences (the “Certificate of Designation”) with the Secretary of State of the State of Delaware pursuant to which the Corporation set forth the designation, powers, rights, privileges, preferences and restrictions of the Series D Preferred Stock. Among other things, each one (1) share of the Series D Preferred shall have voting rights equal to (x) 0.019607 multiplied by the total issued and outstanding shares of Common Stock eligible to vote at the time of the respective vote (the “Numerator”), divided by (y) 0.49, minus (z) the Numerator. For purposes of illustration only, if the total issued and outstanding shares of Common Stock eligible to vote at the time of the respective vote is 5,000,000, the voting rights of one share of the Series D Preferred shall be equal to 102,036 (((0.019607 x 5,000,000) / 0.49) – (0.019607 x 5,000,000) = 102,036).

The foregoing description of the Series D Preferred Stock does not purport to be complete and is subject to, and qualified in its entirety by, the Certificate of Designation, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Certificate of Designations, Rights and Preferences of Series D Preferred Stock filed with the Secretary of State of the State of Delaware on January 3, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDCLEAN TECHNOLOGIES, INC.

Dated: February 1, 2013	By:	/s/ David Laky
	Name:	David Laky
	Title:	Executive Chairman